Exhibit 4.6

_____________________________________________

FIRST SUPPLEMENTAL INDENTURE
Dated as of May 14, 2014

to the

INDENTURE
Dated as of March 22, 2010

Among

INTERNATIONAL LEASE FINANCE CORPORATION,

AERCAP GLOBAL AVIATION TRUST

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

_____________________________________________

This FIRST SUPPLEMENTAL INDENTURE, dated as of May 14, 2014 (this “Supplemental Indenture”) among International Lease Finance Corporation, a California corporation (herein called the “Company”), AerCap Global Aviation Trust, a Delaware statutory trust (herein called the “Financing Trust”), and Wilmington Trust, National Association, as successor by merger to Wilmington Trust FSB, a national banking association, as Trustee (herein called the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered an indenture, dated as of March 22, 2010 (as amended, modified or supplemented from time to time prior to the date hereof, the “Indenture”), providing for the issuance from time to time of the Company’s Securities, to be issued in one or more series as provided in the Indenture;

WHEREAS, Section 801 of the Indenture provides that under certain circumstances the Company may consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person;

WHEREAS, the Company has authorized the transfer of certain of the Company’s assets to the Financing Trust, pursuant to the Completion Date Transfer Agreement, dated as of the date hereof, by and among the Company, the Financing Trust and other parties signatory thereto and the Reallocation Agreement, dated as of the date hereof, by and among the Financing Trust, AerCap U.S. Global Aviation LLC, a Delaware limited liability company and the direct parent of the Company, and the other parties signatory thereto;

WHEREAS, pursuant to a guarantee agreement entered into as of the date hereof, certain of the Financing Trust’s Affiliates will agree to jointly and severally, irrevocably and unconditionally guarantee, on a senior basis, to each Holder and to the Trustee and their respective successors and assigns, irrespective of the validity and enforceability of the Indenture, the Securities and the obligations of the Financing Trust and the Company under the Indenture and the Securities;

WHEREAS, Section 802 of the Indenture provides that upon any consolidation by the Company with or merger by the Company into any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801 of the Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company therein;

WHEREAS, Section 901(1) of the Indenture provides that without the consent of the Holders, the Company, when authorized by a board resolution, and the Trustee may evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Securities;

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WHEREAS, pursuant to Sections 801, 802 and 901(1) of the Indenture, the Company and the Financing Trust wish the parties hereto to evidence the assumption of the covenants of the Company by the Financing Trust and the succession and substitution of the Financing Trust for the Company under the Indenture;

WHEREAS, Section 901(9) of the Indenture provides that without the consent of the Holders, the Company and the Trustee may make any provision under the Indenture with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect;

WHEREAS, pursuant to Section 901(9) of the Indenture, the Company and the Financing Trust wish the parties hereto to evidence that following the assumption, succession and substitution of the Financing Trust for the Company under the Indenture, the Company, jointly and severally with the Financing Trust, will remain obligated for the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and will duly and punctually pay the principal of (and premium, if any) and interest on all the Securities, and will guarantee that all other obligations of the Financing Trust under the Indenture will be promptly performed in accordance with the terms thereof; and

WHEREAS, all conditions precedent provided for in the Indenture relating to the execution of this Supplemental Indenture have been complied with.

NOW, THEREFORE, in consideration of the foregoing, the Company, the Financing Trust and the Trustee agree as follows:

1.	Definitions. All capitalized terms used herein and not defined shall have the meanings set forth in the Indenture.

2.
Assumption.  The Financing Trust assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed by the Company.

3.
Substitution.  The Financing Trust shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if the Financing Trust had been named as the Company therein.

4.
Company to Remain Co-Obligor.  Notwithstanding Section 802 of the Indenture, the Company, jointly and severally with the Financing Trust, hereby agrees to remain obligated for the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and to duly and punctually pay the principal of (and premium, if any) and interest on all the Securities and the Company hereby guarantees that all other obligations of the Financing Trust under the Indenture will be promptly performed in accordance with the terms thereof.

5.
Ratification.  Except as hereby expressly amended, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect (including any designation by the Board of Directors of a Subsidiary as a Non-Restricted Subsidiary as of the date hereof).

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6.
Conflict with Trust Indenture Act.  If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act or which is automatically deemed included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required or automatically included provision shall control.

7.
Separability.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.	Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

9.
Benefits of this Supplemental Indenture.  Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties to the Supplemental Indenture and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

10.
Successors and Assigns.  All covenants and agreements in this Supplemental Indenture by the Company and the Financing Trust shall bind their respective successors and assigns, whether so expressed or not.

11.
Governing Law.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law principles (except Sections 5-1401 and 5-1402 of the New York General Obligations Law).

12.
Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Supplemental Indenture.

13.
Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Financing Trust and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

INTERNATIONAL LEASE FINANCE CORPORATION

By:	/s/ Aengus Kelly
Name: Aengus Kelly
Title: Chairman of the Board

Attest:

By:	/s/ A.S. van Herwijnen
Name: A.S. van Herwijnen
Title: Corporate Secretary

FIRST SUPPLEMENTAL INDENTURE

AERCAP GLOBAL AVIATION TRUST

By:	/s/ Isobel Hanley
Name: Isobel Hanley
Title: Attorney-in-fact

Attest:

By:	/s/ Ken Faulkner
Name: Ken Faulkner
Title: Chartered Secretary

FIRST SUPPLEMENTAL INDENTURE

WILMINGTON TRUST, NATIONAL ASSOCIATION (as successor by merger to WILMINGTON TRUST FSB), as Trustee

By:	/s/ Timothy P. Mowdy
Name: Timothy P. Mowdy
Title: Administrative Vice President

FIRST SUPPLEMENTAL INDENTURE